Exhibit 99.1
Smith Douglas Homes Reports Fourth Quarter and Full Year 2024 Results
ATLANTA, March 12, 2025 (Business Wire) – Smith Douglas Homes Corp. (NYSE: SDHC) (“Smith Douglas” or the “Company”) today announced results for the fourth quarter and year ended December 31, 2024.
Q4 2024 Results as compared to Q4 2023:
•Home closings increased 28% to 836
•Home closing revenue increased 32% to $287.5 million
•Home closing gross margin of 25.5% compared to 26.7%
•Net new home orders increased 9% to 569
•Pre-tax income of $30.0 million compared to $29.7 million
•Earnings of $0.46 per diluted share
Full Year 2024 Results as compared to Full Year 2023:
•Home closings increased 25% to 2,867
•Home closing revenue increased 28% to $975.5 million
•Home closing gross margin of 26.2% compared to 28.3%
•Net new home orders increased 12% to 2,649
•Pre-tax income of $116.9 million compared to $123.2 million
•Earnings of $1.81 per diluted share
•Debt-to-book capitalization decreased to 0.8% from 26.6%
•Active community count increased 13% to 78 at year end
•Total controlled lots increased 52% to 19,522

Greg Bennett, Vice Chairman and Chief Executive Officer, commented, “Smith Douglas ended the year on a strong note, generating pre-tax income of $30 million in the fourth quarter of 2024. New home deliveries for the quarter totaled 836, which was well above our stated guidance and represented a Company record for quarterly closings. Home closing gross margin came in line with our expectations for the quarter at 25.5%. I want to thank all our team members for their efforts this quarter and for making our first year as a public company a real success.”

Russ Devendorf, Executive Vice President and Chief Financial Officer added, “During the quarter we made further progress towards expanding our homebuilding operations in existing markets and establishing our presence in newer markets. Lot count at the end of the quarter stood at 19,522 lots, representing a 52% increase over last year. Approximately 96% of our unstarted controlled lots were controlled via option agreement, which is consistent with our land light strategy.”

Mr. Devendorf continued, “As we enter the heart of the 2025 spring selling season, we remain encouraged by the trends we are seeing in our markets. Traffic levels at our communities and online have been solid so far this year, though affordability issues continue to persist, while the supply of existing homes remains below historical levels. Given the value proposition Smith Douglas offers to buyers through our affordable pricing and the customization we can provide, we believe we can compete effectively in today’s market environment.”

Conference Call & Webcast Information
Management will host a conference call to discuss the Company’s results at 8:30 a.m. Eastern Time on March 12, 2025. Interested parties can dial in using the numbers below or access the call via a webcast link provided in the investor relations section of the company’s website.
Dial-in Numbers:
Toll Free - North America (+1) 800-715-9871
International: (+1) 646-307-1963
Conference ID: 5403062
Replay Numbers:
Toll Free - North America: (+1) 800-770-2030
Playback Passcode: 5403062
Replay will expire 7 days following the event
About Smith Douglas Homes
Headquartered in Woodstock, Georgia, Smith Douglas Homes completed its initial public offering in January 2024. Since its inception, Smith Douglas has been entrusted by over 17,500 families to fulfill their new home dreams. Ranked a top 50 builder nationally for several years and with 2,867 closings in 2024, Smith Douglas currently holds the #36 position on the Builder Magazine Top 100 list. The Smith Douglas communities are primarily targeted to entry-level and empty-nest homebuyers looking to purchase a new home priced below the Federal Housing Administration loan limit in the metro areas of Atlanta, Birmingham, Central Georgia, Charlotte, Chattanooga, Greenville, Houston, Huntsville, Nashville, and Raleigh. Smith Douglas offers its homebuyers a personalized, affordable-luxury buying experience at attractive prices.
Investor Relations
Joe Thomas
investors@smithdouglas.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the Company’s performance, growth, strategic opportunities, financial position, and ability to compete in the market environment. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. These forward-looking statements are based on management’s current estimates and expectations. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Smith Douglas Homes
Condensed Consolidated Statements of Income
(Unaudited, in thousands, except share and per share amounts)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Home closing revenue	$287,486	$217,327	$975,463	$764,631
Cost of home closings	214,157	159,321	719,921	548,304
Home closing gross profit	73,329	58,006	255,542	216,327

Selling, general and administrative costs	42,895	27,768	136,382	92,442
Equity in income from unconsolidated entities	(361)	(276)	(1,161)	(934)
Interest expense	586	636	2,489	1,658
Other (income) expense, net	173	198	938	(19)
Income before income taxes	30,036	29,680	116,894	123,180
Provision for income taxes	1,251	—	5,065	—
Net income	28,785	$29,680	111,829	$123,180
Net income attributable to non-controlling interests and LLC members prior to IPO	24,680		95,759
Net income attributable to Smith Douglas Homes Corp.	$4,105		$16,070

	Three months ended December 31, 2024	Period from January 11, 2024 to December 31, 2024
Earnings per share:
Basic	$0.46	$1.82
Diluted	$0.46	$1.81
Weighted average shares of common stock outstanding:
Basic	8,846,232	8,846,174
Diluted	9,120,592	9,062,368

Smith Douglas Homes
Condensed Consolidated Balance Sheets

	December 31,
	2024	2023
	(Unaudited)
Assets
Cash and cash equivalents	$22,363	$19,777
Real estate inventory	277,834	213,104
Deposits on real estate under option or contract	103,026	57,096
Real estate not owned	5,830	16,815
Property and equipment, net	3,775	1,543
Goodwill	25,726	25,726
Deferred tax asset, net	10,906	—
Other assets	26,441	18,631
Total assets	$475,901	$352,692
Liabilities and Stockholders'/Members' Equity
Liabilities:
Accounts payable	$17,234	$17,318
Customer deposits	5,301	7,168
Notes payable	3,060	75,627
Liabilities related to real estate not owned	5,830	16,815
Accrued expenses and other liabilities	32,348	26,861
Tax receivable agreement liability	10,401	—
Total liabilities	74,174	143,789
Commitments and contingencies
Members’ equity:
Class A units	—	206,303
Class C units	—	2,000
Class D units	—	600
Total members’ equity	—	208,903
Stockholders’ equity:
Preferred stock, $0.0001 par value – 10,000,000 shares authorized; none issued and outstanding as of December 31, 2024	—	—
Class A common stock, $0.0001 par value – 250,000,000 shares authorized; 8,846,154 shares issued and outstanding as of December 31, 2024	1	—
Class B common stock, $0.0001 par value – 100,000,000 shares authorized; 42,435,897 shares issued and outstanding as of December 31, 2024	4	—
Additional paid-in capital	58,208	—
Retained earnings	15,419	—
Total stockholders’ equity attributable to Smith Douglas Homes Corp.	73,632	—
Non-controlling interests attributable to Smith Douglas Holdings LLC	328,095	—
Total stockholders’/members’ equity	401,727	208,903
Total liabilities and members' equity	$475,901	$352,692

Smith Douglas Homes
Summary Cash Flow Information
(Unaudited, dollars in thousands)

Year ended December 31,	2024	2023
Net cash provided by operating activities	$17,864	$76,257
Net cash used in investing activities	(4,706)	(76,832)
Net cash used in financing activities	(10,572)	(9,249)
Net increase (decrease) in cash and cash equivalents	2,586	(9,824)
Cash and cash equivalents, beginning of period	19,777	29,601
Cash and cash equivalents, end of period	$22,363	$19,777
Smith Douglas Homes
Selected Other Operating Data
(Unaudited, dollars in thousands)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Home closings	836	654	2,867	2,297
ASP of homes closed	$344	$332	$340	$333
Net new home orders	569	524	2,649	2,368
Contract value of net new home orders	$191,140	$177,541	$899,586	$792,224
ASP of net new home orders	$336	$339	$340	$335
Cancellation rate(1)	14.8%	14.0%	12.1%	10.5%
Backlog homes (period end)(2)	694	912	694	912
Contract value of backlog homes (period end)	$235,869	$310,714	$235,869	$310,714
ASP of backlog homes (period end)	$340	$341	$340	$341
Active communities (period end)(3)	78	69	78	69
Controlled lots (period end):
Homes under construction	973	796	973	796
Owned lots	803	524	803	524
Optioned lots	17,746	11,501	17,746	11,501
Total controlled lots	19,522	12,821	19,522	12,821
(1)The cancellation rate is the total number of cancellations during the period divided by the total gross new home orders during the period.
(2)Backlog homes (period end) is the number of homes in backlog from the previous period plus the number of net new home orders generated during the current period minus the number of homes closed during the current period.
(3)A community becomes active once the model is completed or the community has its first sale. A community becomes inactive when it has fewer than two homes remaining to sell.

Smith Douglas Homes
Selected Financial Information by Segment
(Unaudited, dollars in thousands)
Home Closing Revenue

Three months ended December 31,	2024			2023			Period over period change
	Home closing revenue	Home closings	ASP of homes closed	Home closing revenue	Home closings	ASP of homes closed	Home closing revenue	Home closings	ASP of homes closed
Southeast(1)	$192,609	537	$359	$126,248	373	$338	53%	44%	6%
Central(2)	94,877	299	317	91,079	281	324	4%	6%	(2)%
Total	$287,486	836	$344	$217,327	654	$332	32%	28%	3%
(1)The Southeast segment consists of our Atlanta, Central Georgia, Charlotte, Greenville, and Raleigh divisions.
(2)The Central segment consists of our Alabama, Houston, and Nashville divisions.

Year ended December 31,	2024			2023			Year over year change
	Home closing revenue	Home closings	ASP of homes closed	Home closing revenue	Home closings	ASP of homes closed	Home closing revenue	Home closings	ASP of homes closed
Southeast(1)	$609,624	1,723	$354	$509,775	1,510	$338	20%	14%	5%
Central(2)	365,839	1,144	320	254,856	787	324	44%	45%	(1)%
Total	$975,463	2,867	$340	$764,631	2,297	$333	28%	25%	2%
(1)The Southeast segment consists of our Atlanta, Central Georgia, Charlotte, Greenville, and Raleigh divisions.
(2)The Central segment consists of our Alabama, Houston, and Nashville divisions.
Backlog

As of December 31,	2024			2023			Year over year change
	Backlog homes	Contract value of backlog homes	ASP of backlog homes	Backlog homes	Contract value of backlog homes	ASP of backlog homes	Backlog homes	Contract value of backlog homes	ASP of backlog homes
Southeast(1)	410	$146,436	$357	534	$188,406	$353	(23)%	(22)%	1%
Central(2)	284	89,433	315	378	122,308	324	(25)%	(27)%	(3%)
Total	694	$235,869	$340	912	$310,714	$341	(24)%	(24)%	—%
(1)The Southeast segment consists of our Atlanta, Central Georgia, Charlotte, Greenville, and Raleigh divisions.
(2)The Central segment consists of our Alabama, Houston, and Nashville divisions.
Controlled Lots

As of December 31,	2024			2023			Year over year change
	Owned(1)	Optioned	Total Controlled	Owned(1)	Optioned	Total Controlled	Owned(1)	Optioned	Total Controlled
Southeast(2)	881	12,210	13,091	486	7,907	8,393	81%	54%	56%
Central(3)	895	5,536	6,431	834	3,594	4,428	7%	54%	45%
Total	1,776	17,746	19,522	1,320	11,501	12,821	35%	54%	52%
(1)Includes homes under construction and owned lots.
(2)The Southeast segment consists of our Atlanta, Central Georgia, Charlotte, Greenville, and Raleigh divisions.
(3)The Central segment consists of our Alabama, Houston, and Nashville divisions.

Net Income

	Three months ended December 31,			Year ended December 31,
	2024	2023	Period over period change	2024	2023	Year over year change
Southeast(1)	$38,414	$27,091	$11,323	$124,837	$117,558	$7,279
Central(2)	8,614	10,921	(2,307)	41,891	31,867	10,024
Segment total	47,028	38,012	9,016	166,728	149,425	17,303
Corporate(3)	(18,243)	(8,332)	(9,911)	(54,899)	(26,245)	(28,654)
Total	$28,785	$29,680	$(895)	$111,829	$123,180	$(11,351)
(1)The Southeast segment consists of our Atlanta, Central Georgia, Charlotte, Greenville, and Raleigh divisions.
(2)The Central segment consists of our Alabama, Houston, and Nashville divisions.
(3)Corporate primarily includes corporate overhead costs, such as payroll and benefits, business insurance, information technology, office costs, outside professional services and travel costs, and certain other amounts that are not allocated to the reportable segments.
Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the U.S. (“GAAP”), this press release includes net debt-to-net book capitalization and adjusted net income.
Net debt-to-net book capitalization
Net debt-to-net book capitalization is a supplemental measure of our leverage that is not required by, or presented in accordance with, GAAP and should not be considered as an alternative to debt-to-book capitalization or any other measure derived in accordance with GAAP. We caution investors that amounts presented in accordance with our definition of net debt-to-net book capitalization may not be comparable to similar measures disclosed by our competitors because not all companies and analysts calculate this non-GAAP financial measure in the same manner. We present this non-GAAP financial measure because we consider it to be an important supplemental measure of our leverage and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry.
We define net debt-to-net book capitalization as:
•Total debt, less cash and cash equivalents, divided by
•Total debt, less cash and cash equivalents, plus stockholders’ equity.
This non-GAAP financial measure has limitations as an analytical tool in that it subtracts cash and cash equivalents and therefore may imply that the Company has less debt than the most comparable measure determined in accordance with GAAP. Because of this limitation, this non-GAAP financial measure should be considered along with other financial measures presented in accordance with GAAP. The presentation of this non-GAAP financial measure is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We have reconciled this non-GAAP financial measure with the most directly comparable GAAP financial measure in the following table:

As of December 31, (in thousands, except percentages)	2024	2023
Notes payable	$3,060	$75,627
Stockholders’/ Members’ equity	401,727	208,903
Total capitalization	$404,787	$284,530
Debt-to-book capitalization	0.8%	26.6%
Notes payable	$3,060	$75,627
Less: cash and cash equivalents	22,363	19,777
Net debt	(19,303)	55,850
Stockholders’/ Members’ equity	401,727	208,903
Total net capitalization	$382,424	$264,753
Net debt-to-net book capitalization	(5.0)%	21.1%
Adjusted net income
Adjusted net income is not a measure of net income or net income margin as determined by GAAP. Adjusted net income is a supplemental non-GAAP financial measure used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders, and rating agencies. We define adjusted net income as net income adjusted for the tax impact using a 24.6% federal and state blended tax rate (assuming 100% public ownership to adjust for the impact of taxes on earnings attributable to Smith Douglas Holdings LLC as if Smith Douglas Holdings LLC was a subchapter C corporation in the periods presented).
Management believes adjusted net income is useful because it allows management to more effectively evaluate our operating performance and comparability to industry peers who record income tax expense on their income before tax as opposed to the income of Smith Douglas Holdings LLC not being taxed at the entity level and, therefore, not reflecting a charge against earnings for income tax expense. Adjusted net income should not be considered as an alternative to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. Our computation of adjusted net income may not be comparable to adjusted net income of other companies. We present adjusted net income because we believe it provides useful information regarding our comparability to peers.
The following table presents a reconciliation of adjusted net income to the GAAP financial measure of net income for each of the periods indicated:

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Net income	$28,785	$29,680	$111,829	$123,180
Provision for income taxes	1,251	—	5,065	—
Income before income taxes	30,036	29,680	116,894	123,180
Tax-effected adjustments(1)	7,389	7,301	28,756	30,302
Adjusted net income	$22,647	$22,379	$88,138	$92,878
(1)For the years ended December 31, 2024 and 2023, our tax expenses assumes a 24.6% federal and state blended tax rate (assuming 100% public ownership to adjust for the impact of taxes on earnings attributable to Smith Douglas Holdings LLC as if Smith Douglas Holdings LLC was a subchapter C corporation in the periods presented).